UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Keros Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This Schedule 14A filing consists of the following press release issued by Keros Therapeutics, Inc. (the “Company”), relating to a stockholder’s announcement on withholding votes from two director nominees, Mary Ann Gray, Ph.D., and Alpna Seth, Ph.D., both of whom are current members of the Company’s Board of Directors and standing for re-election at the Company’s 2025 Annual Meeting of Stockholders. The press release was first used or made available on May 8, 2025.

Keros Reinforces Commitment to Maximizing Stockholder Value

Responds to Recent Public Stockholder Communications

Urges Stockholders to Protect Their Investment by Voting “FOR” the Company’s Highly Qualified Director Nominees

Lexington, Mass., May 8, 2025 – Keros Therapeutics, Inc. (“Keros”, the “Company” or “we”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today issued the following statement in response to the misleading press release issued by ADAR1 Capital Management (“ADAR1”) regarding Keros’ upcoming 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), currently scheduled for June 4, 2025:

The Board is committed to acting in the best interests of the Company and all of its stockholders. In line with this commitment, Keros values the views of its stockholders and has a proactive engagement program in place to ensure that their perspectives are incorporated into the Board’s decision-making process. To that end, feedback gathered from stockholders – including ADAR1 – was considered as the Board determined to undertake a formal review process to evaluate strategic alternatives to maximize stockholder value, led by a strategic committee consisting of independent and disinterested directors (the “Strategic Committee”), as previously announced on April 10, 2025.

The Strategic Committee, with the assistance of outside financial and legal advisors, intends to consider a comprehensive range of strategic alternatives, including but not limited to a sale of the Company or other business combination transaction, continued investment in the Company’s pipeline, and/or return of excess capital to stockholders.

While the Board evaluates strategic alternatives, Keros’ directors remain highly engaged in developing and overseeing the execution of the Company’s strategy to enhance value for stockholders. Recent strategic initiatives have reinforced our strong cash position and enabled us to fund our clinical programs and operations into 2029 as we continue to develop differentiated product candidates. For example, our exclusive license agreement with Takeda Pharmaceuticals U.S.A., Inc., which secured a $200 million upfront payment and the potential to receive development, commercial and sales milestones of up to $1.1 billion along with tiered annual net sales royalties, provides us with a potential recurring capital source which could drive further value creation.

Against this backdrop, in the weeks leading up to its press release today, ADAR1 has embarked on an aggressive campaign aimed at forcing the Board to immediately return capital to stockholders instead of properly evaluating strategic alternatives through the Board's ongoing strategic review process. After a number of private and public threats, most recently ADAR1 notified Keros that it would publicly oppose the re-election of Mary Ann Gray, Ph.D and Alpna Seth, Ph.D, two highly qualified and experienced independent directors, if the Board did not add Daniel Schneeberger, Chief Investment Officer of ADAR1, to the Board.

Ultimately, ADAR1’s self-serving campaign threatens to distract focus at this critical time from the Board’s top priority – completing its review of strategic alternatives to maximize value for all stockholders.

The Keros Board comprises nine directors, all of whom are independent except for the Company’s CEO. This includes four representatives of Keros stockholders, two of whom are representatives of Pontifax, the Company’s second largest stockholder. Collectively, the Board represents diverse perspectives and brings significant experience across the biotechnology industry, including drug development and commercialization, capital allocation and business development. The Board’s Nominating and Corporate Governance Committee regularly considers Board composition in the context of the Company’s evolving business needs and will continue to seek out directors with complementary skillsets which enhance the Board’s ability to oversee the continued execution of the Company’s strategy to maximize stockholder value.

The Board of Directors continues to recommend stockholders vote “FOR” its three director nominees, Mary Ann Gray, Ph.D, Ran Nussbaum and Alpna Seth, Ph.D, at the upcoming 2025 Annual Meeting, which is scheduled to be held on Wednesday, June 4, 2025, at 9:00 a.m. Eastern time.

Goldman Sachs & Co. LLC is serving as Keros’ financial advisor, and Cooley LLP is serving as legal counsel.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. One of Keros’ product candidates, cibotercept (KER-012), is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders. Keros’ second product candidate, KER-065, is being developed for the treatment of neuromuscular diseases. Keros’ most advanced product candidate, elritercept (KER-050), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “continue,” “expects,” “enable,” “potential” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning the intended benefits and outcome of the strategic review process, expected cash runway, our continued collaboration with Takeda Pharmaceuticals. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, cibotercept, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

There can be no assurance that the review of strategic alternatives will result in the Company pursuing a transaction or any other strategic outcome. There is no deadline or definitive timetable set for completion of the strategic alternatives review process. Keros intends to provide a preliminary update regarding the status of the process within 60 days of its original announcement of the process on April 10, 2025. Otherwise, Keros does not intend to disclose developments related to the process unless and until it determines that further disclosure is appropriate or necessary.

Important Additional Information and Where to Find It

On April 23, 2025, the Company filed a definitive proxy statement on Schedule 14A (the "Proxy Statement") and form of accompanying proxy card with the SEC in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement and any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.kerostx.com/financials-filings/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 23, 2025, including in the sections captioned “Compensation Discussion and Analysis,” "Executive Compensation," "Non-Employee Director Compensation," "Transactions with Related Persons and Indemnification" and "Security Ownership of Certain Beneficial Owners and Management." To the extent that the Company's directors and executive officers have acquired or disposed of securities holdings since the applicable "as of" date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts

Investor Contact:

Justin Frantz

jfrantz@kerostx.com

617-221-6042

Media Contact:

Mahmoud Siddig / Adam Pollack / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449